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                                                                   EXHIBIT 10.30


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 12th day of February, 2001, by and between TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, ("TEPPCO") a Delaware limited liability company with its principal executive offices in Houston, Texas and Barry R. Pearl ("Executive").

         WHEREAS, TEPPCO and Executive desire to enter into an agreement for the full time services of Executive; and

         WHEREAS, the parties desire that this Agreement set forth the terms and conditions of Executive's employment by TEPPCO and that it represents the entire agreement of the parties with respect to that subject;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. TEPPCO hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein. Attached hereto as Exhibit A is a summary of Executive's compensation package.

         2. Position and Duties.

                           (a) Position. At all times during the term of
                  employment under this Agreement, Executive shall serve as President and Chief Operating Officer of TEPPCO ("COO") and shall report directly to the Chief Executive Officer ("CEO") of TEPPCO, provided that in the event the Board of Directors of TEPPCO ("Board") subsequently shall appoint Executive to a more senior position with TEPPCO, the Executive shall



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                  serve in such position. It is expressly understood that
                  nothing in the immediately foregoing sentence shall preclude the CEO from making such organizational and reporting changes as well as promotions as the CEO may in good faith deem desirable for the good of TEPPCO.

                           (b) Duties. Executive's duties shall include, in
                  addition to those enumerated in the Limited Liability Agreement of TEPPCO, managing such functions or segments of TEPPCO's or TEPPCO Partners, L.P.'s ("Partnership") business as may be directed from time-to-time by the CEO or the Board. Executive acknowledges and agrees that whatever his duties hereunder may be, he owes TEPPCO a duty of loyalty, fidelity and allegiance to act at all times in the best interests of TEPPCO and the Partnership and to do no act that would injure TEPPCO's or the Partnership's reputation.

                           (c) Performance. Throughout the period of employment
                  Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of TEPPCO and the Partnership except for reasonable vacation periods and except for periods of illness or incapacity. Executive may reasonably participate as a member in community, civic or similar organizations and may pursue personal investments that do not interfere with the normal business activities of TEPPCO or the Partnership.

                           (d) Loyal and Conscientious Performance. Executive
                  shall act at all times in compliance with the policies, rules and decisions adopted


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                  from time-to-time by TEPPCO and perform all duties and
                  obligations required of him by this Agreement in a loyal and conscientious manner.

                           (e) Location. Executive's office shall be located in
                  Houston, Texas, or such other place as CEO shall designate.

                           (f) Authority. Executive shall be vested with all
                  authority reasonably necessary to carry out his duties and responsibilities as set forth in this Section 2.

         3. Term of Employment. The term of employment pursuant to this Agreement shall commence on February 12, 2001 and shall continue until terminated as hereinafter provided.

         4. Base Compensation. Executive's base annual salary is $220,000. This base compensation will be payable in equal installments as specified by the policies of TEPPCO and subject to applicable state and federal income tax and social security tax withholding requirements. Executive's base annual salary shall be subject to increases by the Compensation Committee of the Board of Directors of TEPPCO ("Compensation Committee"), which shall review the Executive's salary and total compensation periodically.

         5. Bonus. Executive shall be eligible to participate in the annual bonus program for employees of TEPPCO. Such bonus shall be determined under the terms of the Management Incentive Compensation Plan, Long Term Incentive Compensation Plan, and any other bonus or compensation plan (whether in effect on the date of this Agreement or thereafter) which shall be approved by the Compensation Committee in January of each year.

         6. Executive Benefits. Executive shall participate in all benefit plans that are available to officers of TEPPCO. The availability and terms of such benefit plans are set by the


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Compensation Committee and subject to change from time-to-time. There is no assurance that the benefit plans will not be changed or eliminated.

         7. Relocation Expenses. TEPPCO will pay or reimburse Executive (promptly after receipt of supporting documentation from time to time) for expenses incurred by Executive in relocating his principal residence to Houston, Texas, in accordance with the Duke Energy Employee Relocation Policy ("Guide"); provided that in the event Executive terminates employment hereunder before two full years of the employment has been completed due to Executive's resignation or early termination pursuant to subsection 9(a)(iii) as set forth below, Executive shall promptly repay to TEPPCO a lump sum amount equal to the full costs incurred by TEPPCO in providing Executive with homesale assistance, as described in the Guide.

         8. Confidentiality. Executive shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of TEPPCO), divulge or otherwise disclose, either directly or indirectly, any confidential or proprietary information (including without limitation any customer or prospect list, supplier list, acquisition or merger targets, business plans or strategies, data, records, or financial information) concerning the business, policies or operations of TEPPCO, Partnership or their affiliates, which Executive may have learned on or prior to the date hereof or during the term of Executive's employment by TEPPCO (as employee, consultant, shareholder, officer, controlling person, agent or otherwise) and which information is not generally known to the public. Executive's obligations under this Section 8 shall survive any termination of his employment.



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         9. Termination.

                           (a) Notwithstanding anything to the contrary
                  contained herein, Executive may terminate his employment at any time by resigning, and Executive's employment may be terminated by TEPPCO at any time as follows:

                                    (i) due to the death of Executive;

                                    (ii) due to a disability which prevents
                           Executive from performing the essential functions of his full duties for a period of ninety (90) consecutive business days at anytime during the term of this Agreement;

                                    (iii) for cause, which shall mean (w) the
                           willful and continued failure by Executive to substantially perform his duties with TEPPCO or the Partnership or their affiliates (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to him by the CEO which specifically identifies the manner in which the CEO believes the Executive has not substantially performed his duties, (x) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the property or business of TEPPCO, Partnership or any of their affiliates, (y) the willful material violation of Section 8, or (z) fraud, misappropriation or commission of a felony. For purposes of this subsection, no act or failure to act on the



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                           Executive's part will be considered "willful" unless
                           done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the TEPPCO or the Partnership or not opposed to the interests of TEPPCO or the Partnership.

                                    (iv) for any reason other than death,
                           disability or for cause.

                           (b) In the event of Executive's resignation or early
                  termination pursuant to subsections 9(a)(i), (ii), or (iii) directly above, Executive shall be entitled only to his base salary earned through the date of termination. Executive's rights to any bonus shall be forfeited, but the termination shall not affect any rights of Executive that have become vested under any employee benefit plan or arrangement. In the event that TEPPCO terminates Executive pursuant to subsection 9(a)(iv) above, Executive shall be entitled to his base salary earned through the date of termination plus a severance payment calculated in accordance with the provisions of
                  Section 10(a) hereof.

                           (c) This Agreement does not create any obligation on
                  the part of TEPPCO or Executive for continued employment for a fixed period of time and in that regard, Executive shall be an employee-at-will whose employment can be terminated at any time for any reason by TEPPCO or Executive. If TEPPCO decides to terminate Executive, TEPPCO will cooperate with Executive in determining when and how to announce such


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                  termination. Executive shall not receive any compensation for any period of time post-termination, except for the severance benefits provided in Section 10 hereof.

         10. Severance Payment.

                           (a) In the event that within twelve (12) months
                  following a change in control as set forth in Section 10(b), Executive's employment shall be involuntarily terminated or Executive shall have a reduction in responsibility, he shall be entitled to a lump sum severance payment equal to two (2) times his base annual salary plus two (2) times target bonus. For the purposes of this Section 10(a), target bonus will be the dollar amount approved under the MICP at the most recent January meeting of the Compensation Committee.

                           (b) For the purposes of this Section 10, a "change in
                  control" shall be deemed to have occurred if:

                                    (i) any person becomes the beneficial owner,
                           directly or indirectly, of securities of Partnership representing 66 2/3% or more of the Partnership's then outstanding units of limited partnership interests (the "Units"); or


                                    (ii) any person becomes the beneficial
                           owner, directly or indirectly, of 50% or more of the Units and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or


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                                    (iii) the merger or consolidation of
                           Partnership with one or more corporations, business trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership, limited liability company or limited partnership, pursuant to a written agreement of merger or consolidation in accordance with Article 16 of the Second Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., dated November 30, 1998, as may from time-to-time be amended and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

                                    (iv) any person is or becomes the beneficial
                           owner, directly or indirectly, of securities of TEPPCO representing more than 50% of the combined voting power of TEPPCO's then outstanding voting securities; or

                                    (v) all or substantially all of the assets
                           and business of TEPPCO, or the Partnership are sold, transferred or assigned to, or otherwise acquired by, any other person or persons; or

                                    (vi) the dissolution or liquidation of
                           Partnership or TEPPCO; or


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                                    (vii) adoption by the Board of a resolution
                           to the effect that any person has acquired effective control of the business and affairs of TEPPCO, or the Partnership.

                           (c) The term "beneficial owner" shall have the
                  meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended and in the regulations promulgated thereunder. The term "person" shall mean an individual, corporation, partnership, trust, unincorporated business organization, association or other entity provided that the term "person" shall not include (i) Duke Energy Corporation ("Duke"), (ii) any affiliate of Duke, or (iii) any employee benefit plan maintained by Duke or any affiliate of Duke. The term "affiliate" or "affiliated" as used in this Agreement shall mean when used with respect to a specified person or entity, any other person or entity directly or indirectly controlled by, controlling, or under direct or indirect common control with the specified person or entity. For the purpose of this Section 10, "control" or "controlled" when used with respect to any specified person or entity means the power to direct the management and policies of that person or entity whether through the ownership of voting securities, membership interest or by contract.

         11. Notice. Any notice to be given hereunder by either party to the other party may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:



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                        If to TEPPCO:

                        Mr. William L. Thacker
                        CEO
                        Texas Eastern Products Pipeline Company, LLC
                        2929 Allen Parkway
                        Houston, Texas  77019

                        If to Executive:

                        Mr. Barry R. Pearl


         12. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         13. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         14. Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         15. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Texas, without reference to conflicts of law principles thereof.

         16. Dispute Resolution. In the event any dispute arises concerning the provisions of this Agreement or Executive's employment with TEPPCO, the parties agree that such dispute shall be resolved in accordance with the Employment Dispute Resolution procedures of the



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American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Houston, Texas.

         17. Consent to Jurisdiction. Executive hereby consents to the nonexclusive jurisdiction of any state court within Houston, Texas or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Agreement.

         18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Executive.











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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC


By: /s/ WILLIAM L. THACKER
    ---------------------------------
    Chief Executive Officer





EXECUTIVE




Barry R. Pearl













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